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                                                                    Exhibit 99.1

                                               CONTACT:   MICHAEL PATRICK GEORGE
                                                          WESTERN WATER COMPANY
                                                          (510) 234-7400

FOR RELEASE FRIDAY OCTOBER 3, 2003, 4:00 PM EDST


                  WESTERN WATER COMPANY ANNOUNCES MANAGEMENT

                       CHANGES IN CORPORATE CONSOLIDATION

Point Richmond, California (October 3, 2003) -- Western Water Company (OTCBB:
WWTR) announced today that, as part of its previously announced efforts to reduce operating expenses and consolidate its administrative operations, the full-time position previously held by William T. Gochnauer, Senior Vice President and Chief Financial Officer has been eliminated, effective immediately. Mr. Gochnauer's title and responsibilities as Chief Financial Officer have been assumed by James E. Sherman, who will also continue to serve as the Company's Executive Vice President and Chief Operating Officer.

Western Water Company is engaged in the identification, development, transportation, sale and lease of water rights and water to municipalities and other end users in the western United States and owns water rights and real estate in California and Colorado.

Statements contained in this release which are not historical facts are forward looking statements that involve risks and uncertainties that could cause actual results or future events to differ from those contained herein. Factors that could cause actual results or events to differ include the Company's ability to fund its on-going operations, develop and market its water and water rights, and the various other factors and considerations detailed in the Company's Securities and Exchange Commission filings.

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